UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934
June 15, 2010
Date of Report (Date of earliest event reported)
LOCAL.COM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34197 33-0849123 (Commission File Number) (IRS Employer Identification No.)
One Technology Drive, Building G
Irvine, California 92618
(Address of principal executive offices)
(949) 784-0800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the issuer under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
On June 15, 2010, the Registrant held its 2010 Annual Meeting of Stockholders. The following matters were submitted to a vote of stockholders:
•	the election of one director as Class III member of the Registrant’s Board of Directors, for a three-year term expiring in 2013; and
•	the ratification of the appointment of Haskell & White LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2010;
As of the record date of April 23, 2010, there were 15,396,241 shares of Common Stock outstanding and entitled to vote at the meeting. The holders of 8,251,945 shares of Common Stock were represented in person or by proxy at the meeting, constituting a quorum.
At the annual meeting, the director nominated was re-elected and the other proposal submitted to stockholders was approved. The vote with respect to the election of directors was as follows:

Director	For	Withheld	Broker Non-Votes
Heath B. Clarke	2,762,375	297,691	5,191,879
The vote with respect to the ratification of the appointment of Haskell & White LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2010 was as follows:

For	Against	Abstain	Broker Non-Votes
8,218,652	8,450	24,843	0
On June 15, 2010, the Registrant issued a press release announcing the results of its 2010 Annual Meeting of Stockholders. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

Item 9.01	Financial Statements and Exhibits.
Exhibit 99.1 Press Release of Local.com Corporation dated June 15, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCAL.COM CORPORATION
Date: June 15, 2010	By:	/s/ Brenda Agius
Brenda Agius
Chief Financial Officer and Secretary

Exhibit Index

Exhibit
Number	Description
99.1	Press Release of Local.com Corporation dated June 15, 2010